UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 17, 2018

REPRO MED SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	0-12305	13-3044880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Carpenter Road, Chester, New York	10918
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (845) 469-2042

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

ITEM 1.01  ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

On December 17, 2018, Repro Med Systems, Inc. (the “Company”), certain of its existing stockholders (including Andrew Sealfon and Paul Mark Baker and certain of their respective family members (collectively, the “Sellers”)), and certain purchaser parties named therein entered into a Common Stock Purchase Agreement (the “Purchase Agreement”). The Purchase Agreement provides for the sale in a private placement transaction (the “Transaction”) of 11,101,697 currently outstanding shares of the Company’s common stock, par value $0.01 per share, collectively held by the Sellers (the “Shares”) to the purchasers named in the Purchase Agreement (the “Purchasers”) at a purchase price of $1.20 per share, inclusive of fees and commissions payable by the Sellers. The Shares include all of Mr. Sealfon’s and Mr. Baker’s shareholdings in the Company. Purchasers in the Transaction include an affiliate of Horton Capital Partners LLC, which will beneficially own approximately 28.0% of the Company’s outstanding common stock following closing of the Transaction.

The initial closing of the Transaction with respect to at least 10,212,481 of the shares is expected to occur on or before December 19, 2018. The final closing of the Transaction is expected to take place within a week thereafter. The Company will not issue any securities and will not receive any proceeds from sale of the Shares.

Pursuant to the Purchase Agreement, the Company has agreed to file a resale registration statement under the Securities Act of 1933, as amended, covering the Shares purchased pursuant to the Purchase Agreement within 45 days following the final closing of the Transaction. The Company will be obligated to pay liquidated damages in an amount of 1% of the purchase price paid for the Shares per month (subject to proration) if the registration statement is not declared effective within 105 days following the final closing of the Transaction, or 165 days if the registration statement is subject to a full review by the Securities and Exchange Commission.

Also on December 17, 2018, in connection with the Purchase Agreement, the Company entered into an Agreement Regarding Stock Sale with Mr. Sealfon (the “Sealfon Agreement”) and a separate Agreement Regarding Stock Sale with Paul Mark Baker (the “Baker Agreement” and, together with the Sealfon Agreement, the “Separation Agreements”). Pursuant to the Separation Agreements, Mr. Sealfon and Mr. Baker tendered their respective resignations from the Company’s Board of Directors effective with the first closing.

Each of the Separation Agreements provides for the mutual general release by the Company, on the one hand, and each of Mr. Sealfon and Mr. Baker, on the other hand, of all claims against the other arising or occurring on or before the date thereof, subject to certain exceptions. Pursuant to the Sealfon Agreement, Mr. Sealfon has agreed to certain non-competition and non-solicitation restrictions for a period of six months after the first closing of the Transaction.

The foregoing summary of the Separation Agreements and Purchase Agreement is qualified in its entirety by the full text of the Separation Agreements and Purchase Agreements, copies of which are attached as Exhibits 10.1, 10.2 and 10.3 hereto and incorporated herein by reference.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)       The Separation Agreements (having such definition set forth in Item 1.01 of this Current Report on Form 8-K and incorporated herein by reference) provide that each of Andrew Sealfon and Paul Mark Baker shall be deemed to have resigned from the Company’s Board of Directors effective with the initial closing of the Transaction (having such definition set forth in Item 1.01 of this Current Report and incorporated herein by reference).

ITEM 7.01  REGULATION FD.

Unrelated to the Transaction (having such definition set forth in Item 1.01 of this Current Report and incorporated herein by reference), the Company is currently in the process of negotiating a separation agreement with Fred Ma, its Chief Medical Officer.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

A copy of the press release dated December 17, 2018 announcing the events described in this Current Report on Form 8-K is attached hereto as Exhibit 99.1. The information set forth in the press release shall be deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

(d) Exhibits.

Exhibit No.	Description

10.1	Common Stock Purchase Agreement dated as of December 17, 2018 by and among Repro Med Systems, Inc., the Sellers named therein and the Purchasers named therein

10.2	Agreement Regarding Stock Sale dated as of December 17, 2018 by and between Repro Med Systems, Inc. and Andrew Sealfon

10.3	Agreement Regarding Stock Sale dated as of December 17, 2018 by and between Repro Med Systems, Inc. and Paul Mark Baker

99.1	Press release dated December 17, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPRO MED SYSTEMS, INC. (Registrant)

Date: December 17, 2018	By:	/s/ Karen Fisher
Karen Fisher Chief Financial Officer